SCHEDULE II
                   INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HUDSON GENERAL

GAMCO INVESTORS, INC.

                     5/09/95           48,000            17.1250

                     5/09/95           96,000-           17.1250


























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.







                                                  PAGE 30 OF 30